UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Willis Towers Watson Public Limited Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Logo WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 V67903-P26232 Your Vote Counts! WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 2025 Annual General Meeting of Shareholders Vote by May 15, 2025, 4:59 a.m. IST. For shares held in a Company employee share plan, vote by May 11, 2025, 4:59 a.m. IST. You invested in WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 15, 2025. Get informed before you vote View the Annual Report on Form 10-K, Notice and Proxy Statement and Irish Statutory Accounts online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 1, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* May 15, 2025 8:00 a.m. IST Registration begins at 7:30 a.m. IST Carton House Carton Demesne Maynooth, Co. Kildare W23 TD98, Ireland *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Elect directors.	
1a.	Dame Inga Beale	For
1b.	Fumbi Chima	For
1c.	Stephen Chipman	For
1d.	Michael Hammond	For
1e.	Carl Hess	For
1f.	Jacqueline Hunt	For
1g.	Paul Reilly	For
1h.	Michelle Swanback	For
1i.	Fredric Tomczyk	For
2.	Ratify, on an advisory basis, the appointment of (i) Deloitte & Touche LLP to audit our financial statements and (ii) Deloitte Ireland LLP to audit our Irish Statutory Accounts, and authorize, in a binding vote, the Board, acting through the Audit Committee, to fix the independent auditors' remuneration.	For
3.	Approve, on an advisory basis, the named executive officer compensation.	For
4.	Grant the Board authority to issue shares under Irish law.	For
5.	Grant the Board authority to opt out of statutory pre-emption rights under Irish law.	For

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

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